UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2004

DOCUMENT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20981	33-0485994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6339 Paseo del Lago Carlsbad, California	92009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 602-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As described under Item 5.02(b) of this Current Report on Form 8-K, the service of Lisa Sutrick as Document Sciences Corporation’s (the “Company’s”) Vice President of Business Contract Solutions was terminated, effective December 7, 2004. In connection with this termination, the Company entered into a severance agreement with Ms. Sutrick dated December 7, 2004 (the “Severance Agreement”). A copy of the Severance Agreement is attached hereto as Exhibit 10.1.

The Severance Agreement sets forth the terms of Ms. Sutrick’s severance arrangements and provides for, among other matters: (i) continuation of Ms. Sutrick’s salary for an initial period of six (6) months with the possibility of up to an additional three (3) months of salary thereafter (the “Salary Continuation Period”); (ii) the right to continue to participate in the Company’s group health benefits during the Continuation Period; and (iii) vacation pay as accrued per the Company’s current vacation policy. In addition, as part of the Severance Agreement, Ms. Sutrick has provided the Company with a general release of liability and has agreed not to compete with the Company for a period of nine (9) months beginning December 7, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective December 7, 2004, the service of Lisa Sutrick as the Company’s Vice President of Business Contract Solutions was terminated.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Severance Agreement, dated December 7, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004

DOCUMENT SCIENCES CORPORATION

By:	/s/ John L. McGannon
Name:	John L. McGannon
Its:	President, Chief Executive Officer and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance Agreement, dated December 7, 2004.

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